UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2009

ENTRUST, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-24733

Maryland	621670648
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1340, Dallas, Texas 75240

(Address of principal executive offices, including zip code)

972-728-0447

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On July 7, 2009, Entrust, Inc. (NASDAQ: ENTU) (“Entrust” or the “Company”) issued a press release announcing preliminary financial results for its fiscal quarter ended June 30, 2009, which includes forward-looking statements relating to 2009 as presented in the press release. A copy of Entrust’s press release is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference. The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Entrust under the Securities Act of 1933 or the Exchange Act.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s preliminary earnings release contains non-GAAP financial measures. For non-GAAP financial measures presented in the preliminary earnings release, the most directly comparable financial measure is provided, along with a reconciliation of the differences between the non-GAAP financial measures. Additionally, the Company offers the following with respect to each non-GAAP adjustment item:

•	the reasons why the Company’s management believes theses non-GAAP financial measures provides useful information; and

•	if material, any additional purposes for which the Company’s management uses the non-GAAP financial measure.

STOCK COMPENSATION EXPENSE

Management uses non-GAAP financial measures excluding Stock Compensation Expense for managerial assessment purposes, including as a means to compare prior periods and evaluate operational results. Internal management reports and reports to the Board of Directors of the Company present both the GAAP and non-GAAP measure. The trend of stock option expense is generally known and the plan details are fully disclosed in the Company’s notes to its financial statements and the Company’s critical accounting policies further discuss.

Management believes stock compensation expense non-GAAP adjustment is significant to investors because stock compensation expenses are non-cash items, their fair value in the financial statements is estimated, and the non-GAAP adjustment allows comparability to prior periods for which they were not expensed under GAAP, prior to the implementation of SFAS 123R.

AMORTIZATION OF PURCHASED INTANGIBLES

Management excludes the amortization of purchased intangibles when assessing and making decision regarding operational and R&D funding decisions. Management believes the non-GAAP adjustment is significant to investors because the amortization of purchased intangibles is a non-cash item, and the amount was determined as a result of a prior acquisition decision and is not indicative of future cash operating costs. Disclosure of this amount also allows investors to measure the amount of current funding in R&D. The trend of amortization is known and is detailed in the notes to the Company’s accounting statements.

ACQUISITION RELATED EXPENSES

Management evaluates current operational performance by excluding acquisition related expenses, and as a means to compare prior periods which also exclude such expenses. The Company believes the non-GAAP adjustment is significant to investors because it relates to expenses associated with the proposed acquisition by Thoma Bravo. The expenses associated with the proposed acquisition are not indicative of future cash operations costs and they allow comparability to prior periods. The trend of acquisition related expenses is not generally known. However, the cash commitments and estimated recoveries are fully disclosed in the Company’s notes to its financial statements and the Company’s critical accounting policies further discuss the risks associated with the estimates.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 7, 2009, announcing preliminary financial results for the fiscal quarter ended June 30, 2009 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST, INC.

Date: July 7, 2009	/s/ David J. Wagner
David J. Wagner
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 7, 2009, announcing preliminary financial results for the fiscal quarter ended June 30, 2009.